Exhibit 10.5

AMENDED AND RESTATED

CECO ENVIRONMENTAL CORP.

2007 EQUITY INCENTIVE PLAN

1.	PURPOSE.

The purpose of the CECO Environmental Corp. 2007 Equity Incentive Plan (the “Plan”) is to advance the interests of CECO Environmental Corp. (the “Company”) and its stockholders by providing Directors, Consultants and those key employees of the Company and its Subsidiaries and Affiliates, upon whose judgment, initiative and efforts the successful conduct of the business of the Company and its Subsidiaries and Affiliates largely depends, with additional incentive to perform in a superior manner. A purpose of the Plan also is to attract and retain personnel of sufficient experience and ability to the service of the Company and its Subsidiaries and Affiliates, and to reward such individuals for achievement of corporate and individual performance goals.

2.	DEFINITIONS.

(a) “Affiliate” means an affiliate as that term is defined in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

(b) “Award” means a Stock Grant or a grant of Non-statutory Stock Options or Incentive Stock Options pursuant to the provisions of this Plan.

(c) “Board of Directors” or “Board” means the board of directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Change in Control” of the Company shall have occurred when (i) any “person”, as the term is used in Section 3 of the Exchange Act (other than a Company employee benefit plan) is or becomes the “beneficial owner” as defined in Rule 16a-1 under the Exchange Act, directly or indirectly, of securities of the Company representing 50% or more of the Company’s outstanding securities ordinarily having the right to vote in the election of directors; (ii) individuals who constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board shall be for purposes of this clause (ii) considered as though he or she were a member of the Incumbent Board; (iii) consummation of a plan of reorganization, merger, or consolidation, in which the stockholders of the Company own less than 50% of the outstanding voting securities of the surviving entity; or (iv) a sale of substantially all of the Company’s assets, a liquidation or dissolution of the Company or a similar transaction.

(f) “Committee” means the Compensation Committee of the Board, consisting of two or more Directors appointed by the Board pursuant to Section 3 hereof who are “non-employee directors,” as defined in Rule 16b-3 promulgated by the SEC under the Exchange Act and “outside directors” as defined in Treas. Reg. 1.162-27 promulgated under the Code, and if there is no Compensation Committee fitting such requirements, the Committee shall be the Board of Directors of the Company.

(g) “Common Stock” means the Common Stock of the Company, $.01 par value per share.

(h) “Consultant” means an individual, corporation, partnership, limited liability company or other entity providing services to the Company, its Subsidiaries or Affiliates in an independent contractor capacity.

(i) “Covered Employee” means a Participant who is a “covered employee” within the meaning of Section 162(m) of the Code.

(j) “Date of Grant” means the date an Award is effective pursuant to the terms hereof.

(k) “Director” means a Director of the Company or a Subsidiary or Affiliate of the Company who is not also an Employee.

(l) “Disability” means disability as defined in Code Section 409A.

(m) “Employee” means any person who is employed by the Company or a Subsidiary or Affiliate of the Company on a full-time or part-time basis.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” shall mean, as of any date, (i) the closing price of the Common Stock on the principal national stock exchange on which the shares are listed on such date or, if shares were not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if such stock is not listed on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the stock on such date as reported by NASDAQ or such successor quotation system; or (iii) if such stock is not listed on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the stock on such date as quoted on the OTC Bulletin Board or such other market as the Board deems appropriate to use; or (iv) if the Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith applying a consistent methodology for all Awards, provided such fair market value meets the definition of fair market value for purposes of Code Section 409A.

(p) “Incentive Stock Option” means an Option granted by the Committee to a Participant, which Option is designated as an Incentive Stock Option pursuant to Section 9 of this Plan.

(q) “Investor Relations Activities” means any activities, by or on behalf of the Company that promotes or reasonably could be expected to promote the purchase or sale of securities of the Company, but does not include:

(a)	the dissemination of information provided, or records prepared, in the ordinary course of business of the Company;

(i)	to promote the sale of products or services of the Company, or;

(ii)	to raise public awareness of the Company,

that cannot reasonably, be considered to promote the purchase or sale of securities of the Company;

(b)	activities or communications necessary to comply with the requirements of,

(i)	any applicable Securities Laws;

(ii)	any requirements of any national or foreign securities exchange or the by-laws, rules or other regulatory instruments of any other self regulatory body or exchange having jurisdiction over the Company;

(c)	communications by a publisher of, or writer for, a newspaper, magazine or business or financial publication, that is of general and regular paid circulation, distributed only to subscribers to it for value or to purchasers of it, if,

(i)	the communication is only through the newspaper, magazine or publication, and

(ii)	the publisher or writer receives no commission or other consideration other than for acting in the capacity of publisher or writer; or

(d)	activities or communications that may be otherwise specified by any national or foreign securities exchange.

(r) “Non-statutory Stock Option” means an Option granted to a Participant and which is not an Incentive Stock Option.

(s) “Option” means an Award granted under Section 8 or Section 9 of this Plan.

(t) “Participant” means an Employee of the Company or a Subsidiary or Affiliate chosen by the Committee to participate in the Plan, a Director of the Company or a Subsidiary or Affiliate of the Company chosen by the Committee to participate in the Plan or a Consultant to the Company or a Subsidiary or Affiliate of the Company chosen by the Committee to participate in the Plan.

(u) “Regulatory Authorities” means all national and foreign securities exchanges, facilities on which the Company’s securities are listed or quoted, all federal, state and foreign securities commissions or similar securities regulatory bodies having jurisdiction over the Company and all self-regulatory organizations that have jurisdiction over the Company.

(v) “SEC” means the U.S. Securities and Exchange Commission.

(w) “Securities Laws” means securities legislation, securities laws, securities regulations and securities rules, as amended, and the securities related policies, notices, instruments and orders in force from time to time that govern or are applicable to the Company.

(x) “Stock Grant” means a grant of shares of Common Stock accompanied by such restrictions as may be determined by the Committee under Section 7 of this Plan.

(y) “Subsidiary” means a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(z) “Termination for Misconduct” means the termination of a Participant for gross negligence, commission of a felony or material violation of any established Company policies.

3.	ADMINISTRATION.

3.1 General. The Plan shall be administered by the Committee. The members of the Committee shall be appointed by the Board. The Committee shall act by vote of a majority of its members or unanimous written consent. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it deems necessary or advisable with respect to Participants. Subject to the limitations of the Plan and the ultimate authority of the Board, the Committee shall have the sole and complete authority to: (i) select Participants, (ii) grant Options (as defined in Article IV below) to Participants in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions and conditions upon such Options as it shall deem appropriate, (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) correct any defect or omission or reconcile any inconsistency in the Plan or in any Option granted hereunder and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. All determinations and interpretations made by the Committee shall be binding and conclusive on such Participants and on their legal representatives and beneficiaries. In determining the number of shares of Common Stock with respect to which Options and Stock Grants are exercisable, fractional shares will be rounded up to the nearest whole number if the fraction is 0.5 or higher, and down if it less.

3.2 Limitation on Liability. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any rule, regulation or procedure adopted by it pursuant thereto or any Awards granted under it. If a member of the Committee is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him or her in such capacity under or with respect to the Plan, the Company shall indemnify such member against expenses (including attorneys’

fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he or she acted in good faith and in a manner reasonably believed to be in the best interests of the Company, and its Subsidiaries and Affiliates and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

4.	TYPES OF AWARDS.

Awards under the Plan may be granted in any one or a combination of:

(a) Stock Grants;

(b) Non-statutory Stock Options; and

(c) Incentive Stock Options;

as defined in paragraphs 7, 8 and 9 of the Plan.

The Committee shall, in its discretion, determine from time to time which Participants will be granted Awards under the Plan, the number of shares of Common Stock subject to each Award, the restrictions, if any, which will be applicable to each Stock Grant, whether each Option will be an Incentive Stock Option or a Non-statutory Stock Option (except that Incentive Stock Options may not be awarded to Consultants or Directors), and the exercise price of an Option. In making all such determinations, the Committee shall take into account the duties, responsibilities and performance of each respective Participant, his or her present and potential contributions to the growth and success of the Company, his or her compensation and such other factors as the Committee shall deem relevant to accomplishing the purposes of the Plan; provided that the total aggregate maximum number of shares of Common Stock for which Options, in the aggregate, may be granted to any Covered Employee during any period of twelve consecutive months shall not exceed 800,000 shares and the total aggregate maximum number of shares issued as Stock Grants that may be granted to any Covered Employee during any period of twelve consecutive months shall not exceed 750,000 shares.

No Participant shall have any voting or dividend rights or other rights of a stockholder in respect of any shares of Common Stock covered by an Option prior to the time the shares have been issued to the Participant.

5.	STOCK SUBJECT TO THE PLAN.

Subject to adjustment as provided in Section 15, the maximum number of shares of Common Stock reserved for Stock Grants and for purchase pursuant to the exercise of Options granted under the Plan (all of which may be issued pursuant to the exercise of Incentive Stock Options) is two million six hundred thousand (2,600,000) shares of Common Stock.

The shares of Common Stock to be subject to the Plan may be either authorized but unissued shares or shares previously issued and reacquired by the Company. To the extent that the Plan provides for the issuance of stock certificates with respect to Common Stock, the Company may, in lieu thereof, record the shares on a book entry account maintained by the Company’s transfer agent. To the extent that Options are granted and Stock Grants are made under the Plan, the shares underlying such Options and Stock Grants will be unavailable for future grants under the Plan except that, to the extent that the Options and Stock Grants granted under the Plan terminate, expire, are canceled or are forfeited without having been exercised, new Awards may be made with respect to such shares.

6.	ELIGIBILITY.

Officers and other Employees (including Employees who also are Directors of the Company or its Subsidiaries or Affiliates) shall be eligible to receive Stock Grants, Incentive Stock Options and Non-statutory Stock Options under the Plan. Directors and Consultants shall be eligible to receive Stock Grants and Non-statutory Stock Options under the Plan.

7.	STOCK GRANTS.

7.1 General Terms. Each Stock Grant may be accompanied by such restrictions, or may be made without any restrictions, as may be determined in the discretion of the Committee. Such restrictions may include, without limitation, requirements that the Participant remain in the continuous employment of the Company or its Subsidiaries or Affiliates for a specified period of time, or that the Participant meet designated individual performance goals, or that the Company and/or one or more of its Subsidiaries or Affiliates meet designated performance goals.

7.2 Issuance Procedures. A stock certificate representing the number of shares of Common Stock covered by a Stock Grant shall be registered in the Participant’s name and may be held by the Participant; provided however, if a Stock Grant is subject to certain restrictions, the shares of Common Stock covered by such Stock Grant shall be registered in the Participant’s name and held in custody by the Company. Unless the Committee determines otherwise, a Participant who has been awarded a Stock Grant shall have the rights and privileges of a stockholder of the Company as to the shares of Common Stock covered by a Stock Grant, including the right to receive dividends and the right to vote such shares. None of the shares of Common Stock covered by the Stock Grant may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of prior to the expiration or satisfaction of any applicable restrictions or performance requirements. All of the shares of Common Stock covered by a Stock Grant shall be forfeited and all rights of a Participant who has been awarded such Stock Grant to such shares shall terminate without further obligation on the part of the Company in the event that any applicable restrictions or performance requirements do not expire or are not satisfied. Upon forfeiture of shares of Common Stock, such shares shall be transferred to the Company without further action by the Participant. Upon the expiration or satisfaction of any applicable restrictions, whether in the ordinary course or under circumstances set forth in Section 7.3, certificates evidencing shares of Common Stock subject to the related Stock Grant shall be delivered to the Participant, or the Participant’s beneficiary or estate, as the case may be, free of all such restrictions.

7.3 Accelerated Vesting.

(a) Termination of Service. If a Participant terminates service prior to vesting in any Stock Grant, all outstanding unvested Stock Grants shall be forfeited by such Participant; provided, however, that vesting may be accelerated in the sole discretion of the Committee.

(b) Change in Control. The vesting of all or part of an outstanding Stock Grant may be accelerated, in the sole discretion of the Board, in the event there is a Change in Control of the Company.

8.	NON-STATUTORY STOCK OPTIONS.

8.1 Grant of Non-statutory Stock Options.

(a) Grants to Employees, Consultants and Directors. The Committee may, from time to time, grant Non-statutory Stock Options to Participants.

(b) Terms of Non-Statutory Options. Non-statutory Stock Options granted under this Plan are subject to the following terms and conditions:

(i) Price. The purchase price per share of Common Stock deliverable upon the exercise of each Non-statutory Stock Option shall be determined on the date the option is granted. Such purchase price shall be the Fair Market Value of the Company’s Common Stock on the Date of Grant or such greater amount as determined by the Committee; provided, however, that the purchase price of a Non-statutory Stock Option granted under this Plan may be less than the Fair Market Value of the Common Stock on the date of Grant if the Grant: (i) involves the substitution of a Non-statutory Stock Option under this Plan for an outstanding option under another plan pursuant to a corporate transaction; (ii) the requirements of Treas. Reg. 1.424-1 would be met if the Non-statutory Stock Option was an Incentive Stock Option; and (iii) the ratio of the exercise price from the fair market value of the shares subject to the new Non-statutory Stock Option immediately after the substitution is not greater than the ratio of the exercise price to the fair market value of the shares subject to the old Non-statutory Stock Option immediately before the substitution. Shares may be purchased only upon full payment of the purchase price, provided, however, that, if authorized by the Committee, a Participant may exercise an Option through a cashless exercise as permitted by Federal Reserve Board Regulation T and the Company shall make reasonable efforts to facilitate such exercise.

(ii) Terms of Options. The term during which each Non-statutory Stock Option may be exercised shall be ten years from the Date of Grant, or such shorter period determined by the Committee. The Committee shall determine the date on which each Non-statutory Stock Option shall become vested and may provide that a Non-statutory Stock Option shall become vested in installments.

The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes vested. The Committee may, in its sole discretion, accelerate the time at which any Non-statutory Stock Option becomes vested in whole or in part.

(iii) Termination of Service. Upon the termination of a Participant’s service as an Employee, Director or a Consultant for any reason other than death or Disability, Termination for Misconduct, or by order of any Regulatory Authority, the Participant’s Non-statutory Stock Options shall be exercisable only as to those shares which were vested at the date of termination and only for a period of 90 days following termination unless otherwise determined by the Committee in its sole discretion. Notwithstanding the foregoing, if the Participant is engaged to provide Investor Relations Activities, and such Participant ceases to be so engaged for any reason other than death or Disability, Termination for Misconduct or by order of any Regulatory Authority, such Participant’s vested Non-Statutory Stock Options shall be exercisable for a period of 30 days following termination unless the Committee in its sole discretion determines otherwise.

In the event of termination for death or Disability, the Participant’s Non-statutory Stock Options shall be exercisable only as to those shares which were vested at the date of termination and only for a period of twelve months following termination unless otherwise determined by the Committee in its sole discretion.

In the event of Termination for Misconduct or by order of a Regulatory Authority, all rights under the Participant’s Non-statutory Stock Options shall expire upon termination of employment.

The vesting of all or a part of a Grant of Non-statutory Stock Options may be accelerated, in the sole discretion of the Board, in the event there is a Change in Control of the Company.

9.	INCENTIVE STOCK OPTIONS.

9.1 Grant of Incentive Stock Options.

The Committee may, from time to time, grant Incentive Stock Options to Employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

(a) Price. The purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Company’s Common Stock on the Date of Grant; provided, however, that the purchase price of an Incentive Stock Option granted under this Plan may be less than the Fair Market Value of the Common Stock on the Date of Grant if the Grant: (i) involves the substitution of an Incentive Stock Option for an outstanding incentive stock option under another plan pursuant to a corporate transaction; and (ii) the requirements of Treas. Reg. 1.424-1 are met with respect to the substitution. However, if a Participant owns Common Stock representing more than 10% of the total combined voting power of all classes of Common Stock of the Company (or under Section 425(d) of the Code is deemed to own Common Stock representing more than 10% of the total combined voting power of all such classes of Common Stock), the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Company’s Common Stock on the Date of Grant. Shares may only be purchased on full payment of the purchase price, provided, however, that, if authorized by the Committee, a Participant may exercise an Option through a cashless exercise as permitted by Federal Reserve Board Regulation T and the Company shall use reasonable efforts to facilitate such exercise.

(b) Amounts of Options. Incentive Stock Options may be granted to any Employee in such amounts as determined by the Committee. In the case of an option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year (under all plans of the Participant’s employer corporation and its parent and subsidiary corporations) shall not exceed $100,000. The provisions of this Section 9.1(b) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder. To the extent an award under this Section 9.1 exceeds this $100,000 limit, the portion of the award in excess of such limit shall be deemed a Non-statutory Stock Option.

(c) Terms of Options. The term during which each Incentive Stock Option may be exercised shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than ten years from the Date of Grant. If at the time an Incentive Stock Option is granted to an Employee, the Employee owns Common Stock representing more than 10% of the total combined voting power of the Company (or, under Section 425(d) of the Code, is deemed to own Common Stock representing more than 10% of the total combined voting power of all such classes of Common Stock), the Incentive Stock Option granted to such Employee shall not be exercisable after the expiration of five years from the Date of Grant.

No Incentive Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution and is exercisable in his lifetime only by the Employee to whom it is granted. After death an Incentive Stock Option may be exercised by the beneficiary described in Section 14 below.

The Committee shall determine the date on which each Incentive Stock Option shall become vested and may provide that an Incentive Stock Option shall become vested in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes vested, provided that the amount able to be first exercised in a given year is consistent with the terms of Section 422 of the Code.

The Committee may, in its sole discretion, accelerate the time at which any Incentive Stock Option becomes vested in whole or in part, provided that it is consistent with the terms of Section 422 of the Code.

(d) Termination of Service. Upon the termination of a Participant’s service for any reason other than death or Disability, Termination for Misconduct, or by order of a Regulatory Authority, the Incentive Stock Options shall be exercisable only as to those shares which were vested at the date of termination and only for a period of 90 days following termination (unless otherwise determined by the Committee in its sole discretion).

In the event of termination for death or Disability, the Participant’s Incentive Stock Options shall be exercisable only as to those shares which were vested at the date of termination and only for a period of twelve months following termination unless otherwise determined by the Committee in its sole discretion.

In the event of Termination for Misconduct or by order of a Regulatory Authority, all rights under the Participant’s Incentive Stock Options shall expire upon termination of employment.

The vesting of all or a part of a Grant of Incentive Stock Options may be accelerated, in the sole discretion of the Board, in the event there is a Change in Control of the Company.

(e) Compliance with Code. The options granted under this Section 9 of the Plan are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, but the Company makes no warranty as to the qualification of any option as an incentive stock option within the meaning of Section 422 of the Code.

10.	RIGHTS OF A STOCKHOLDER; NO TRANSFERABILITY.

No Participant shall have any rights as a stockholder with respect to any shares covered by a Non-statutory and/or Incentive Stock Option until the date of issuance of such shares. Nothing in this Plan or in any Award granted confers on any person any right to continue in the employ of the Company or its Affiliates or to continue as a Director of the Company or its Affiliates or to continue as a Consultant to the Company or its Affiliates or interferes in any way with the right of the Company or its Affiliates to terminate a Participant’s services as an officer, Employee, Consultant or Director at any time.

No Option or other Award granted under this Plan is transferable except by will or the laws of descent and distribution and is exercisable in his or her lifetime only by the Participant to whom it is granted. No Option or other Award (or interest or right therein) may be subject to pledge, encumbrance, assignment, levy, attachment or garnishment.

11.	AGREEMENT WITH GRANTEES.

Each Award of Options will be evidenced by a written agreement, executed by the Participant and the Company or its Subsidiaries or Affiliates which describes the conditions for receiving the Options including the date of Option Award, the purchase price if any, applicable periods, and any other terms and conditions as may be required by applicable securities law.

The proper officers of the Company shall advise each Participant who is awarded a Stock Grant, in writing, of the number of shares to which it pertains and the terms and conditions and any restrictions or performance requirements applicable to such Stock Grant; provided they are not inconsistent with the terms, conditions and provisions of the Plan.

12.	RESTRICTIONS ON SHARES.

The Committee may require before any shares of Common Stock are issued pursuant to this Plan, that the Participant agrees to subject the shares to such holding periods and restrictions as are determined by the Committee.

13.	DESIGNATION OF BENEFICIARY.

A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Award to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then the Participant’s estate will be deemed to be the beneficiary.

14.	ADJUSTMENTS.

In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Company, the Committee will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

(a) adjustments in the aggregate number or kind of shares of Common Stock which may be awarded under the Plan;

(b) adjustments in the aggregate number or kind of shares of Common Stock covered by Awards already made under the Plan;

(c) adjustments in the purchase price of outstanding Stock Grants and Incentive and/or Non-statutory Stock Options.

No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award.

15.	WITHHOLDING/GOVERNMENTAL AUTHORITY.

There may be deducted from each distribution of cash and/or Common Stock under the Plan the amount of tax required by any governmental authority to be withheld or paid. The Company may also require a Participant to take, or the Company may take, any other action as may be required by a governmental authority in connection with any distribution under the Plan and the Company may refrain from making any distributions until such action is taken.

16.	REGISTRATION OF PLAN ON FORM S-8.

The Company may register the Plan on a Form S-8 and in such event, will take such additional action as is necessary in connection with such registration. The Company may in its sole discretion, however, elect to not register the Plan or to terminate such registration.

17.	TERMINATION AND AMENDMENT OF THE PLAN.

The Board may at any time, and from time to time, suspend, terminate, modify or amend the Plan in any respect. Specifically, and without limiting the foregoing, the Board is hereby authorized to and may, it its discretion and without stockholder approval: (i) amend the provisions relating to Options held by one or more persons and issued under the Plan to permit adjustment of the exercise price of those Options, or (ii) cancel existing Options held by one or more persons, with the consent of the Participant holding such Options, in exchange for new Options, in such number and at such exercise price as determined by the Board (each event under (i) and (ii), a “repricing”); provided that any adjustment of the exercise price of an option or any amendment or exchange of an option shall not be effective if it would be deemed to result in the deferral of compensation with respect to a Participant under Code Section 409A.

The Board may determine that stockholder approval of any amendment to this Plan may be advisable for any reason, including but not limited to, for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying applicable stock exchange listing requirements.

Such suspension, termination, modification or amendment may not affect the rights of a Participant under an outstanding Award without the Participant’s consent, except the Board may, in connection with a Change in Control, either: (i) replace the Awards granted under this Plan with substantially similar awards under another plan of another party to the Change in Control; (ii) make a payment to all Participants with respect to Options equal to the difference between the Fair Market Value of the Common Stock on the date of the Change in Control and the exercise price per share of an Option on the Date of Grant in either cash or such consideration as the holders of Common Stock of the Company are receiving in the Change of Control transaction or (iii) upon not less than 7 days written notice to all holders of Options, cause all Options to terminate immediately prior to the effective time of the Change of Control, and if the Board elects, accelerate the Vesting of any or all Options not then vested. Options granted under another plan shall not be substantially similar unless the shares acquired through the exercise of such options are readily tradable on an established securities market.

No Awards under the Plan shall be granted more than ten (10) years after the Effective Date of the Plan.

18.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective as of the date that the Plan is approved by the directors of the Company (the “Effective Date”); provided that the Plan is approved by the Company’s stockholders at the next annual meeting of stockholders of the Company and within one (1) year of the Effective Date. The Plan also shall be presented to stockholders of the Company for ratification for purposes of: (i) satisfying one of the requirements of Section 422 of the Code governing the tax treatment for Incentive Stock Options; and (ii) if applicable, establishing or maintaining listing on a stock exchange or system.

19.	APPLICABLE LAW.

The Plan will be administered in accordance with the laws of the State of Delaware to the extent not preempted by Federal law as now or hereafter in effect.

20.	COMPLIANCE WITH SECTION 16.

With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

August 26, 2013

Date Approved by Stockholders